Exhibit 99.1
Terayon Restructures to Pure-Play Digital Video Company
Santa Clara, California – January 26, 2006 – Terayon Communication Systems, Inc. (NASDAQ: TERNE), a leading provider of video localization-on-demand solutions, today announced a restructuring to focus the company’s strategy solely on its digital video applications and reduce its overall cost structure as a pure-play video business.
     “Our decision to concentrate solely on digital video applications enables us to laser-focus the company on a growing market for real-time network digital video processing and expand our applications and services,” said Jerry Chase, Terayon, CEO. “Network operators worldwide in cable, satellite, telco and mobile, understand that they must customize digital video programming services and advertising to become more relevant to their individual customers. The move to customizing content delivered the instant before viewing creates substantial opportunity for Terayon, particularly in the area of digital video advertising, as it builds on our existing core competencies and market leadership. Localizing services and advertising plays strongly to the core strength exhibited in our award winning CherryPicker® product line.”
     As part of the company’s move to a pure-play video business, Terayon is reviewing strategic alternatives for its Home Access Solutions product line including the opportunity to monetize its current investment in working capital. As part of the restructuring, Terayon expects to record charges of approximately $0.6 million for employee related costs in addition to other restructuring costs, the majority of which are expected to occur in the first quarter of 2006.
     Chase continued, “We are now structured to take advantage of what we do best. By focusing on digital video, we expect to drive our strategic goals of increased market penetration and improved financial performance. With the savings we obtain from the restructuring, we intend to allocate additional resources for digital video software application development to pursue new revenue-generating video opportunities. Through our focus and partnerships with key industry players and existing customer relationships in the cable, satellite and telco markets, Terayon is well positioned for success.”
About Terayon
     Terayon Communication Systems, Inc. (NASDAQ: TERNE) provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 6,000 of Terayon’s digital video systems to localize services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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Press Contact:	Investor Contact:
Rebecca West	Kirsten Chapman / Moriah Shilton
AtomicPR	Lippert/Heilshorn & Associates
(415) 402-0230	(415) 433-3777
rebecca@atomicpr.com	moriah@lhai-sf.com
“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
Except for historical information contained in this press release, the matters discussed in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements relating to the nature and expected outcome of Terayon’s accounting review, statements relating to the strategic alternatives for the HAS product line, statements related to the expected reduction in operating expenses and expected charges associated with the restructuring, and other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing and success of any hearing before a NASDAQ Listing Qualifications Panel, the timing and results of the completed review into possible accounting errors, the timing of the filing of Terayon’s Form 10-Q for the third quarter of fiscal year 2005, the timing and filing of Terayon’s proxy statement for its 2005 annual shareholders meeting, the need for any corrective actions in connection with Terayon’s accounting practices, the actual timing and extent of any restatement of prior financial results, the reaction to any such restatement by Terayon’s stockholders and customers, the timing and extent of actual restructuring charges, as well as changes in economic, business, competitive, technological and/or regularly factors and trends. Additional factors that may affect future results are contained in Terayon’s SEC reports, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, particularly in the “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections. Such filings are available at the SEC’s website www.sec.gov. Terayon disclaims any obligation or intent to update and revise the statements contained in this release based on new information or otherwise.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.